Exhibit 99.1

Remark Media Announces Update on Development of “KanKan” Social Media App

LAS VEGAS, Mar. 3, 2015 /PRNewswire/ -- Remark Media, Inc. (Nasdaq: MARK) (“Remark Media” or the “Company”), today announced an update on the development of its social media app, code name “Project KanKan”, which is being designed initially to link all major social media networks from a front end and back end perspective.

“We believe that we have dealt with the biggest hurdles to getting KanKan to launch and now expect to launch the app in China following receipt of certain third party approvals, with a plan to expand globally thereafter,” said Remark Media CEO Kai-Shing Tao. “To help introduce investors to KanKan and what we think it brings to the social media marketplace, we have posted a presentation about KanKan on our website at www.remarkmedia.com/wp-content/uploads/2015/03/kankan.pdf.  We believe that KanKan is about discovery, and we look forward to users discovering how much KanKan can do.”

About Remark Media

Remark Media, Inc. (Nasdaq:  MARK) is a global media company that owns and operates a portfolio of assets focused on the 18-to-34-year-old (otherwise known as “The Millennials” or “Gen Y”)  demographic across a variety of lifestyle verticals. These include fashion, sports, travel, entertainment, health and wellness, personal finance, and informational know-how.

Remark Media’s assets presently include: (i) Bikini.com, an aspirational lifestyle and ecommerce destination for the beach globetrotter; (ii) Roomlia, a mobile hotel booking app that provides a superior user travel experience while balancing the needs of hotel owners; (iii) HowStuffWorks China and Brazil, locally known as BoWenWang and Comotudofunciona, respectively; (iv) PPTV Boxing, the first ever digital boxing channel in China launched in partnership with PPTV, China’s largest leading online TV service; and (v)  Banks.com, US Tax Center at www.irs.com, FileLater.com, and TaxExtension.com, a suite of digital sites focused on personal finance.  Additionally, Remark Media is a founding partner and equity owner of Sharecare, Inc. Created by Jeff Arnold, founder of WebMD, and Dr. Mehmet Oz, in partnership with Harpo Productions, Sony Pictures Television, and Discovery Communications, Sharecare is a highly searchable social healthcare platform organizing and answering the questions of health.

The Company is headquartered in Las Vegas with operations in Beijing and Sao Paulo. Remark Media is listed on The NASDAQ Capital Market under the ticker MARK.

Forward-looking Statements
This press release contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be in the future tense, and often include words such as “anticipate”, “expect”, “project”, “believe”, “plan”, “estimate”, “intend”, “will” and “may”. These statements are based on current expectations, but are subject to certain risks and uncertainties, many of which are difficult to predict and are beyond the control of Remark Media. Relevant risks and uncertainties include those referenced in Remark Media’s filings with the SEC, and include but are not limited to: our losses and need to raise capital; ability to procure content and monetize audiences; recent and future changes in technology, services and standards; a disruption or failure of Remark Media’s or its vendors’ network and information systems or other technology relied on by Remark Media; changes in consumer behavior, including changes in spending behavior and changes in when, where and how content is consumed; the popularity of Remark Media’s products and services; changes in Remark Media’s plans, initiatives and strategies, and consumer acceptance thereof; competitive pressures, including as a result of user fragmentation and changes in technology; changes in advertising market conditions or advertising expenditures due to, among other things, economic conditions, changes in consumer behavior, pressure from public interest groups, changes in laws and regulations and other societal or political developments; piracy and Remark Media’s ability to exploit and protect its intellectual property rights in and to its content and other products; restrictions on intellectual property under agreements with third parties; challenges inherent in developing an online business; reliance on key personnel; risks of business in foreign countries, notably China and Brazil, including obtaining regulatory approvals and adjusting to changing political and economic policies; governmental laws and regulations, including unclear and changing laws and regulations related to the internet sector in foreign countries, especially China; general industry conditions and competition; and general economic conditions, such as advertising rate, interest rate and currency exchange rate fluctuations. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Remark Media assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

Contact:
Douglas Osrow
+1 (702) 701-9514 ext. 3025